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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8 number 333-21713) and related Prospectus pertaining to the 1996 Stock Option Plan for Officers and Key Employees and the related Prospectus pertaining to the 1996 Non-Officer Directors Stock Option Plan of PacifiCare Health Systems, Inc. and in the Registration Statement (Form S-8 No. 333-48377) and related Prospectus pertaining to the 1997 Premium Priced Stock Option Plan and the related Prospectus pertaining to the Amendment and Restatement of The PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan of PacifiCare Health Systems, Inc. of our report dated June 23, 1999 with respect to the financial statements and supplemental schedules of The PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan included in this Annual Report on Form 11-K for the year ended December 31, 1998.



                                             Ernst & Young LLP

Los Angeles, California
June 23, 1999



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